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                                                                    Exhibit 12.1


                     Dime Bancorp, Inc. and Subsidiaries
       Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                            (Dollars in thousands)
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
                                                                       For the Year Ended December 31,
                                                              2000             1999            1998             1997            1996
                                                              -----           -----           -----            -----           -----
Excluding Interest on Deposits
------------------------------
Earnings:
  Income before income taxes and
    extraordinary items                                     $ 237,007        $ 386,452       $ 354,622        $ 198,208    $ 154,240
  Fixed charges and preferred stock dividends:
    Fixed charges:
      Interest expense on borrowed funds                      538,222          358,607         347,825          340,394      358,187
      Portion of rent expense deemed
        representative of the interest factor (1)              11,362           15,579          13,078            7,903        5,906
                                                          -----------        ---------       ---------        ---------     --------
          Total fixed charges                                 549,584          374,186         360,903          348,297      364,093
    Preferred stock dividends                                   3,558               --              --               --           --
                                                          -----------        ---------       ---------        ---------     --------
         Total fixed charges and preferred
           stock dividends                                    553,142          374,186         360,903          348,297      364,093
                                                          -----------        ---------       ---------        ---------     --------
Total earnings                                              $ 790,149        $ 760,638       $ 715,525        $ 546,505    $ 518,333
                                                          -----------        ---------       ---------        ---------     --------
Ratio of earnings to fixed charges and
  preferred stock dividends                                     1.43x            2.03x           1.98x            1.57x        1.42x

Including Interest on Deposits
------------------------------
Earnings:
  Income before income taxes and
    extraordinary items                                     $ 237,007        $ 386,452       $ 354,622        $ 198,208    $ 154,240
  Fixed charges and preferred stock dividends:
    Fixed charges:
      Interest expense on borrowed funds                      538,222          358,607         347,825          340,394      358,187
      Interest expense on deposits                            540,072          482,006         545,827          559,359      531,216
      Portion of rent expense deemed
        representative of the interest factor (1)              11,362           15,579          13,078            7,903        5,906
                                                          -----------        ---------       ---------        ---------     --------
          Total fixed charges                               1,089,656          856,192         906,730          907,656      895,309
    Preferred stock dividends                                   3,558               --              --               --           --
                                                          -----------        ---------       ---------        ---------     --------
         Total fixed charges and preferred
           stock dividends                                  1,093,214          856,192         906,730          907,656      895,309
                                                          -----------        ---------       ---------        ---------     --------
Total earnings                                             $1,330,221       $1,242,644      $1,261,352       $1,105,864   $1,049,549
                                                          -----------        ---------       ---------        ---------     --------
Ratio of earnings to fixed charges and
  preferred stock dividends                                     1.22x            1.45x           1.39x            1.22x        1.17x

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(1)  Represents one-third of total rent expense.
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